UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2013 (October 22, 2013)

Cole Real Estate Investments, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	001-35974	26-1846406
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100

Phoenix, Arizona 85016

(Address, including zip code, of principal executive offices)

(602) 778-8700

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in a Current Report on Form 8-K filed on October 23, 2013 (the “October 23rd Form 8-K”) with the Securities and Exchange Commission (the “Commission”), on October 22, 2013, Cole Real Estate Investments, Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with American Realty Capital Properties, Inc. (“ARCP”) and Clark Acquisition Company, LLC, a direct wholly owned subsidiary of ARCP (“Merger Sub”), pursuant to which the Company will merge with and into Merger Sub (the “Merger”), with Merger Sub surviving as a direct wholly owned subsidiary of ARCP.

Concurrently with the execution of the Merger Agreement, Christopher H. Cole, the Company’s Executive Chairman of the Board, Marc T. Nemer, the Company’s Chief Executive Officer, Jeffrey C. Holland, the Company’s President and Chief Operating Officer, Stephan Keller, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, and D. Kirk McAllaster, Jr., the Company’s Executive Vice President (collectively, the “Executives”) entered into letter agreements with the Company and ARCP (collectively, the “Letter Agreements”), pursuant to which each of them has agreed, among other things, to certain arrangements in connection with closing of the Merger and the payment of amounts to which they are entitled under their respective employment agreements and/or the Agreement and Plan of Merger dated as of March 5, 2013, by and among the Company, CREInvestments, LLC, Cole Holdings Corporation (“Cole Holdings”) and Christopher H. Cole (the “Cole Holdings Merger Agreement”), pursuant to which the Company acquired Cole Holdings on April 5, 2013 (the “Cole Holdings Merger”), and under which the Executives may be entitled to certain amounts payable by the Company, defined as the “Incentive Consideration” and the “Contingent Consideration” in the Cole Holdings Merger Agreement.

Under the Letter Agreements, within three business days after the Merger is consummated, ACRP will pay each Executive a specified amount in respect of the Incentive Consideration and Contingent Consideration (or bonus entitlements in respect thereof) that remain payable pursuant to the Cole Holdings Merger Agreement. That amount is $217,544,614 for Mr. Cole, $38,390,226 for Mr. Nemer, $9,421,000 each for Messrs. Holland and Keller and $5,223,160 for Mr. McAllaster (collectively, the “Holdings Merger Payments”). The Holdings Merger Payments will be paid in shares of ARCP common stock, valued based on the volume weighted average closing sale price per share of ARCP common stock on the NASDAQ Stock Market over the 10 consecutive trading days ending the trading day immediately before the date that the Merger is consummated. If the Merger is consummated after the Incentive Consideration (or bonus entitlements in respect thereof) has already been paid to the Executives, for each Executive, the Holdings Merger Payment will be offset dollar-for-dollar by the amount of the Incentive Consideration (or bonus entitlements in respect thereof) paid to such Executive.

The Letter Agreements also provide that the shares of ARCP common stock issued to the Executives in connection with the Merger (including the shares of ARCP common stock issued in respect of the Holdings Merger Payments and shares of Company common stock held by the Executives as of the consummation of the Merger) will be deemed to be “Registrable Securities” pursuant to, and subject to the terms of, the Registration Rights Agreement, dated as of April 5, 2013 (the “Registration Rights Agreement”), attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 11, 2013 with the Commission, will be deemed to be Registrable Securities pursuant to, and subject to the terms of, the Registration Rights Agreement, including the transfer restrictions set forth in the Registration Rights Agreement.

Such transfer restrictions generally prohibit the transfer of (a) one-third (1/3) of the Registrable Securities to be issued to the Executives in respect of certain shares of Company common stock that the Executives received pursuant to the Cole Holdings Merger Agreement (and bonus entitlements in respect thereof) until April 5, 2014, (b) one-third (1/3) of such Registrable Securities until April 5, 2015 and (c) the remaining one-third (1/3) of such Registrable Securities until April 5, 2016. The shares of ARCP common stock issued pursuant to the Holdings Merger Payments that are not attributable to Incentive Consideration under the Cole Holdings Merger Agreement will be released from transfer restrictions under the Registration Rights Agreement (which generally prohibits transfer of such shares until December 31, 2017) on a quarterly basis on the last day of each calendar quarter, beginning with the first full calendar quarter following the consummation of the Merger through December 31, 2017.

The Letter Agreements also provide for the conversion of shares of Company common stock held in an escrow account for the satisfaction of certain potential retention and indemnification claims under the Cole Holdings Merger Agreement into shares of ARCP common stock or cash, depending on the applicable Executive’s election under the terms of the Merger Agreement which will remain on deposit with the escrow agent in accordance with and subject to the terms of the indemnification escrow agreement.

The Letter Agreements with Messrs. Cole and Nemer included additional terms relating to their separation from the Company (which will be treated as a termination without cause within two years following a change in control under their respective employment agreements) in connection with the consummation of the Merger and the payment of amounts to which they are entitled under their respective employment agreements and the Merger Agreement. In consideration of payments and benefits to which they are entitled under their employment agreements and the Letter Agreements, Messrs. Cole and Nemer each agreed to execute and deliver a release of claims in favor of the Company, ARCP and their respective affiliates. Additionally, the Letter Agreements with Messrs. Cole and Nemer include (i) non-disparagement covenants that are effective until the third anniversary of the consummation of the Merger and (ii) a standstill, effective until the third anniversary of each of their Letter Agreements unless the Merger Agreement is terminated, on acquiring securities of or soliciting proxies with respect to the Company, ARCP, their respective subsidiaries and affiliates, or certain investment vehicles sponsored or advised by those entities, subject to fiduciary obligations.

In addition, the Letter Agreement with Mr. Cole provides that, subject to the terms of the Merger Agreement, Mr. Cole, together with his affiliates, will be entitled to elect to receive cash consideration in the Merger in respect of up to 20% of all of the shares of Company common stock held by Mr. Cole and his affiliates. Mr. Cole also agreed that after the Merger is consummated, he will not register or use names or trademarks that would be confusingly similar to certain marks of the Company and its subsidiaries. The Letter Agreement with Mr. Cole also amended the scope of the non-competition covenant under the Cole Holdings Merger Agreement and modified the non-competition period so that it applies five years after the consummation of the Merger, rather than five years after the consummation of the Cole Holdings Merger.

Copies of the Letter Agreements with Messrs. Cole and Nemer are attached as Exhibits 99.3 and 99.4 to the October 23rd Form 8-K and are incorporated herein by reference. Copies of the Letter Agreements with Messrs. Holland, Keller and McAllaster are attached hereto as Exhibits 10.1, 10.2 and 10.3 respectively, and are incorporated herein by reference. The foregoing summary description of the material terms of the Letter Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreements.

8.01 Other Events.

The information provided in Item 5.02 is hereby incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated as of October 22, 2013, by and among American Realty Capital Properties, Inc., Cole Real Estate Investments, Inc. and Jeffrey C. Holland

10.2	Letter Agreement, dated as of October 22, 2013, by and among American Realty Capital Properties, Inc., Cole Real Estate Investments, Inc. and Stephan Keller

10.3	Letter Agreement, dated as of October 22, 2013, by and among American Realty Capital Properties, Inc., Cole Real Estate Investments, Inc. and D. Kirk McAllaster, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COLE REAL ESTATE INVESTMENTS, INC.

October 28, 2013	By:	/s/ Stephan Keller
	Name:	Stephan Keller
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement, dated as of October 22, 2013, by and among American Realty Capital Properties, Inc., Cole Real Estate Investments, Inc. and Jeffrey C. Holland

10.2	Letter Agreement, dated as of October 22, 2013, by and among American Realty Capital Properties, Inc., Cole Real Estate Investments, Inc. and Stephan Keller

10.3	Letter Agreement, dated as of October 22, 2013, by and among American Realty Capital Properties, Inc., Cole Real Estate Investments, Inc. and D. Kirk McAllaster, Jr.